EXHIBIT 11.1
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER ORDINARY SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                             (UNAUDITED)




                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                   JUNE 30,                        JUNE 30,
                                                        ------------------------------  ----------------------------
                                                                       1996      1995                1996      1995
                                                        --------------------  --------  ------------------  --------

PRIMARY COMPUTATION:
Earnings from continuing operations                     $            12,696   $ 5,007   $          24,047   $ 4,654
Dividends on preference shares                                          ---       ---                (772)     (449)
                                                        --------------------  --------  ------------------  --------
Earnings from continuing operations
   applicable to ordinary shares                                     12,696     5,007              23,275     4,205
Loss from discontinued operations                                       ---    (2,619)                ---    (3,821)
                                                        --------------------  --------  ------------------  --------
Earnings before extraordinary item applicable to
   ordinary shares                                                   12,696     2,388              23,275       384
Extraordinary item on extinguishment of debt                           (434)      ---                (434)      ---
                                                        --------------------  --------  ------------------  --------

Net earnings applicable to ordinary shares              $            12,262   $ 2,388   $          22,841   $   384
                                                        --------------------  --------  ------------------  --------

Shares:
Average number of ordinary shares outstanding                        35,661    35,056              35,536    35,020
Additional shares assuming conversion of
   stock options and convertible debentures                           1,072       700               1,133       457
                                                        --------------------  --------  ------------------  --------
Average ordinary and equivalent shares outstanding                   36,733    35,756              36,669    35,477
                                                        --------------------  --------  ------------------  --------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                   $              0.34   $  0.14   $            0.63   $  0.12
Discontinued operations                                                 ---     (0.07)                ---     (0.11)
Extraordinary item                                                    (0.01)      ---               (0.01)      ---
                                                        --------------------  --------  ------------------  --------
Net earnings                                            $              0.33   $  0.07   $            0.62   $  0.01
                                                        --------------------  --------  ------------------  --------

FULLY DILUTED COMPUTATION:*
Earnings from continuing operations                     $            12,696   $ 5,007   $          24,047   $ 4,654
Net interest expense related to convertible debt                        196       196                 392       392
                                                        --------------------  --------  ------------------  --------
Adjusted earnings from continuing operations
   applicable to ordinary shares                                     12,892     5,203              24,439     5,046
Loss from discontinued operations                                       ---    (2,619)                ---    (3,821)
                                                        --------------------  --------  ------------------  --------
Adjusted earnings before extraordinary item applicable
   to ordinary shares                                                12,892     2,584              24,439     1,225
Extraordinary item on extinguishment of debt                           (434)      ---                (434)      ---
                                                        --------------------  --------  ------------------  --------
Net earnings applicable to ordinary shares as adjusted  $            12,458   $ 2,584   $          24,005   $ 1,225
                                                        --------------------  --------  ------------------  --------

Shares:
Average number of ordinary shares outstanding                        35,661    35,056              35,536    35,020
Additional shares assuming conversion of:
Stock options and convertible debentures                              1,071       877               1,132       885
Preference shares                                                       257       556                 257       556
Convertible debt of affiliate                                           550       522                 556       522
                                                        --------------------  --------  ------------------  --------
Average ordinary and equivalent shares
   outstanding as adjusted                                           37,539    37,011              37,481    36,983
                                                        --------------------  --------  ------------------  --------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                   $              0.34   $  0.14   $            0.65   $  0.13
Discontinued operations                                                 ---     (0.07)                ---     (0.10)
Extraordinary item                                                    (0.01)      ---               (0.01)      ---
                                                        --------------------  --------  ------------------  --------
Net earnings                                            $              0.33   $  0.07   $            0.64   $  0.03
                                                        --------------------  --------  ------------------  --------

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*This  calculation  is  submitted  in  accordance  with  Regulation  S-K  item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for the six months ended June 30, 1996 and 1995.